United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

                      December 10, 2015 (December 9, 2015)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

           New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

As of the close of business on December 9, 2015, Overseas Shipholding Group, Inc. (“OSG”) determined that 77% of its Class A common stock was owned by U.S. citizens (as defined in the Jones Act). That is the minimum percentage that must be owned by U.S. citizens in order to preserve the status of OSG as a Jones Act compliant company, in accordance with the OSG’s charter and bylaws.

Pursuant to OSG’s organizational documents and the warrant agreements between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent, any share transfer or warrant exercise that results in less than 77% of either its Class A common stock or Class B common stock (considered separately) being owned by U.S. citizens is ineffective and cannot be consummated. Shareholders and warrantholders are required to certify as to their respective citizenship in connection with any purchase of OSG’s Class A common stock or Class B common stock and the exercise of OSG warrants. OSG has advised Computershare, its transfer agent and warrant agent, to strictly enforce these important ownership limitations. OSG has assumed no obligation to update the public, or security holders, as to the U.S. ownership of its Class A common stock or Class B common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 10, 2015	By	/s/ James D. Small III
Name: James D. Small III Title: Senior Vice President, Secretary & General Counsel